Exhibit 99.1

SenesTech Announces Reverse Stock Split

Common Stock Will Begin Trading on a Split-Adjusted Basis on November 17, 2023

PHOENIX, Ariz., November 15, 2023. SenesTech, Inc. (NASDAQ: SNES, “SenesTech” or the “Company”) (www.senestech.com) the leader in fertility control to manage animal pest populations, today announced that it intends to effect a reverse stock split of its common stock at a ratio of 1 post-split share for every 12 pre-split shares. The reverse stock split will become effective at 4:01 p.m, Eastern Time, on November 16, 2023. The Company’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol “SNES” and will begin trading on a split-adjusted basis when the market opens on November 17, 2023.

At a special meeting of stockholders held on August 18, 2023, the Company’s stockholders granted the Company’s Board of Directors the discretion to effect a reverse stock split of the Company’s common stock through an amendment to its Amended and Restated Certificate of Incorporation, as amended, at a ratio of not less than 1-for-2 and not more than 1-for-12, with such ratio to be determined by the Company’s Board of Directors.

At the effective time of the reverse stock split, every 12 shares of the Company’s issued common stock will be converted automatically into one issued share of common stock without any change in the par value per share. Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the 1-for-12 reverse stock split. It is not necessary for stockholders holding shares of the Company’s common stock in certificated form to exchange their existing stock certificates for new stock certificates of the Company in connection with the reverse stock split, although stockholders may do so if they wish.

The reverse stock split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split would result in a stockholder owning a fractional share. Any fractional share of a stockholder resulting from the reverse stock split will either be (i) rounded up to the nearest whole share of common stock, if such shares of common stock are held directly; or (ii) rounded down to the nearest whole share of common stock, if such shares are subject to an award granted under the Company’s 2018 Equity Incentive Plan, in order to comply with the requirements of Sections 409A and 424 of the Internal Revenue Code of 1986. The reverse stock split will reduce the number of issued shares of the Company’s common stock from 5,899,060 shares to approximately 491,589 shares. Proportional adjustments will be made to the number of shares of the Company’s common stock issuable upon exercise or conversion of SenesTech’s equity awards and warrants, as well as the applicable exercise price. Stockholders whose shares are held in brokerage accounts should direct any questions concerning the reverse stock split to their broker. All stockholders of record may direct questions to the Company’s transfer agent, Transfer Online, Inc., at (503) 227-2950.

About SenesTech

We are committed to improving the health of the world by humanely managing animal pest populations through fertility control. We are experts in fertility control to manage animal pest populations. We invented ContraPest®, the only U.S. EPA-registered contraceptive for male and female rats, and EvolveTM, an EPA-designated minimum risk contraceptive currently offered for rats. ContraPest and Evolve fit seamlessly into all integrated pest management programs, significantly improving the overall goal of effective pest management. We strive for clean cities, efficient businesses, and happy households – with a product designed to be humane, effective and sustainable.

For more information visit https://senestech.com/ and https://contrapeststore.com.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of federal securities laws, and we intend that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include, among others, the expected timing of the reverse stock split and number of shares outstanding after the reverse stock split. Forward-looking statements may describe future expectations, plans, results or strategies and are often, but not always, made through the use of words such as “believe,” “may,” “future,” “plan,” “will,” “should,” “expect,” “anticipate,” “eventually,” “project,” “estimate,” “continuing,” “intend” and similar words or phrases. You are cautioned that such statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the successful commercialization of our products; market acceptance of our products; our financial performance, including our ability to fund operations; our ability to maintain compliance with Nasdaq’s continued listing requirements; and regulatory approval and regulation of our products and other factors and risks identified from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. Except as required by law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACT:

Investors: Robert Blum, Lytham Partners, LLC, 602-889-9700, senestech@lythampartners.com

Company: Tom Chesterman, Chief Financial Officer, SenesTech, Inc., 928-779-4143
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